Exhibit 10.1
AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
     THIS AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 25th day of July, 2006, effective July 6, 2006, by and between Silicon Valley Bank (“Bank”) and Advanced Energy Industries, Inc., a Delaware corporation (“Borrower”) whose address is 1625 Sharp Point Drive, Fort Collins, CO 80525.
Recitals
     A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 10, 2002, as amended (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. Borrower has requested that Bank amend the Loan Agreement to (i) decrease the amount available to be borrowed under the Committed Revolving Line, (ii) extend the maturity date, (iii) release the Collateral so that the Revolving Line will be unsecured, and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.
     D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
     2. Amendments to Loan Agreement.
          2.1 Section 2.5 (Fees). Subsection (b) of Section 2.5 is amended in its entirety and replaced with the following:
     (b) Non-usage Fee. No later than the 15th calendar day following the end of each calendar quarter, Borrower shall pay to Bank a non-usage fee equal to One-Fourth of One Percent (0.25%) per annum of the difference between the Committed Revolving Line and the average daily outstanding balance during the prior calendar quarter.

          2.2 Article 4. (Creation of Security Interest) and Section 5.2 (Collateral). Article 4 shall be deleted and the term “Reserved” will be inserted in lieu thereof following the numeral “4” and Section 5.2 shall be deleted and the term “Reserved” will be inserted in lieu thereof following the numeral “5.2” and all references to “Collateral” shall be deleted so that the Loan Agreement is understood to provide for an unsecured Revolving Line.
          2.3 Section 6.7 (Financial Covenants). Section 6.7 entitled “Financial Covenants” is amended to read as follows:
Borrower will maintain on a consolidated basis as of the last day of each fiscal quarter of Borrower unless otherwise noted:
(i) Quick Ratio. A ratio of Quick Assets to Current Liabilities of at least 2.00 to 1.0; and, for purposes hereof, the current portion of convertible subordinated notes shall be subtracted from Current Liabilities.
(ii) Tangible Net Worth. A Tangible Net Worth plus Subordinated Debt of at least the sum of $180,000,000 plus 50% of the net profit for such quarter; on a cumulative basis commencing with the fiscal quarter ending June 30, 2006.
          2.4 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended to change the definitions of the following terms to read as shown:
“Committed Revolving Line” is a Credit Extension of up to $25,000,000.
“Permitted Acquisition” is (i) any Cash Acquisition in which the aggregate consideration paid, directly or indirectly, by the Borrower does not exceed the lesser of 50% of Borrower’s Tangible Net Worth or 75% of Borrower’s aggregate cash and marketable securities immediately prior to such Cash Acquisition, or (ii) any Stock Acquisition that does not result in a change in ownership of more than 25% of the aggregate voting control of the Borrower outstanding immediately prior to such Stock Acquisition and the consideration paid, directly or indirectly, will not in the aggregate exceed 50% of Borrower’s Tangible Net Worth, or (iii) any transaction consisting in part of a Stock Acquisition and in part of a Cash Acquisition, provided that each such portion does not exceed a pro rata portion of the applicable threshold set forth in the preceding clauses (i) and (ii) as is equal to the percentage of the aggregate consideration paid in such transaction.

Subpart (g) of the definition of “Permitted Indebtedness” is amended to read as follows:
(g) Indebtedness of AE-Japan up to an aggregate principal amount of $5,000,000.
“Revolving Maturity Date” is July 5, 2007.
          2.5 Exhibits. Exhibit D attached hereto shall be substituted for that attached to the Loan Agreement.
     3. Limitation of Amendments.
          3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
          3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
     4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
          4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
          4.3 The organizational documents of Borrower delivered to Bank on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
          4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
          4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

          4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
          4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of a fee in an amount equal to $7,500.00, and (c) Borrower’s payment to Bank of any billed but unpaid fees or expenses owing to Bank..
     7. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Colorado.
     8. Miscellaneous. All of the provisions in Sections 10, 11 and 12 of the Loan Agreement which are not already included in this Amendment are incorporated in this Amendment by this reference as if fully set forth herein, except that the references in the Loan Agreement to the term “this Agreement” and words of similar import shall mean this Amendment.
     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Advanced Energy Industries, Inc.

By:	/s/ Cindy Schatz	By:	/s/ D. Brent Wilson

Name: Cindy Schatz		Name: D. Brent Wilson
Title: Relationship Manager		Title: Director Tax & Treasury

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